Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

ACTELIS NETWORKS INC

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	(1)	457(o)		$	$5,000,000.00	0.0001381	$690.50
Fees to be Paid	Other	Common Warrants to purchase Common Stock	(2)	Other			0.00	0.0001381	0.00
Fees to be Paid	Equity	Common Stock issuable upon exercise of Common Warrants	(3)	457(o)			5,000,000.00	0.0001381	690.50
Fees to be Paid	Other	Pre-Funded Warrants to purchase Common Stock	(4)	Other			0.00	0.0001381	0.00
Fees to be Paid	Equity	Common Stock issuable upon exercise of Pre-Funded Warrants	(5)	457(o)			0.00	0.0001381	0.00
Fees to be Paid	Other	Placement Agent Warrants to purchase Common Stock	(6)	Other			0.00	0.0001381	0.00
Fees to be Paid	Equity	Common Stock issuable upon exercise of Placement Agent Warrants	(7)	457(o)		$	$437,500.00	0.0001381	$60.42

Total Offering Amounts:							$10,437,500.00		1,441.42
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$1,441.42

__________________________________________
Offering Note(s)

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

The proposed maximum aggregate offering price of Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Stock and the Pre-Funded Warrants (including the Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $5,000,000.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

In accordance with Rule 457(g) under the Securities Act, because the Common Stock of the registrant underlying the Common Warrants, Pre-Funded Warrants and Placement Agent Warrants are registered hereby, no separate registration fee is required with respect to the Common Warrants, Pre-Funded Warrants and Placement Agent Warrants registered hereby.
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(4)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

In accordance with Rule 457(g) under the Securities Act, because the Common Stock of the registrant underlying the Common Warrants, Pre-Funded Warrants and Placement Agent Warrants are registered hereby, no separate registration fee is required with respect to the Common Warrants, Pre-Funded Warrants and Placement Agent Warrants registered hereby.

The proposed maximum aggregate offering price of Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Stock and the Pre-Funded Warrants (including the Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $5,000,000.
(5)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

In accordance with Rule 457(g) under the Securities Act, because the Common Stock of the registrant underlying the Common Warrants, Pre-Funded Warrants and Placement Agent Warrants are registered hereby, no separate registration fee is required with respect to the Common Warrants, Pre-Funded Warrants and Placement Agent Warrants registered hereby.

The proposed maximum aggregate offering price of Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Stock and the Pre-Funded Warrants (including the Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $5,000,000.
(6)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

In accordance with Rule 457(g) under the Securities Act, because the Common Stock of the registrant underlying the Common Warrants, Pre-Funded Warrants and Placement Agent Warrants are registered hereby, no separate registration fee is required with respect to the Common Warrants, Pre-Funded Warrants and Placement Agent Warrants registered hereby.
(7)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Placement Agent Warrants to be issued to the Placement Agent, or its designees, is $437,500, which is equal to 7.0% of the aggregate number of Common Stock and Pre-Funded Warrants to be sold in the offering at an exercise price equal to 125% of the combined public offering price per Common Stock and accompanying Common Warrant.